Exhibit 10.16

Underwriting Agreement

Viburnum Funds Pty Ltd

and

Universal Biosensors, Inc. Table of contents

Table of contents

1.		Definitions and interpretation clauses	1
	1.1	Definitions	1
	1.2	Interpretation	9
	1.3	Official quotation	10

2.		Underwriter's rights and obligations	10
	2.1	Appointment	10
	2.2	Sub-Underwriters	10
	2.3	Conditions precedent	10
	2.4	Benefit of conditions precedent	11
	2.5	Conditions precedent not satisfied or waived	11
	2.6	Not acting as adviser	12

3.		Company's obligations	12
	3.1	Offer Documents	12
	3.2	Conduct of the Offer and Placement	13
	3.3	Due Diligence Program	13
	3.4	Obligation to Underwriter	14

4.		Representations and warranties	14
	4.1	Company representations and warranties	14
	4.2	Underwriter representations and warranties	19
	4.3	Company to disclose	20
	4.4	Notice of breach	20
	4.5	Acknowledgments	20

5.		The Offer Shares, Offer Options, Additional Shares and Additional Options	21
	5.1	Offer of Offer Shares and Offer Options	21
	5.2	Top Up Facility	22
	5.3	Valid Applications to go in relief of Underwriter's obligations	22
	5.4	Review of applications	22
	5.5	Consents of authorities	22

Underwriting Agreement	Page i

	5.6	Prompt banking of cheques	22
	5.7	Retention of subscription moneys	23
	5.8	Records	23

6.		Shortfall Securities	23
	6.1	Allocation by Underwriter	23
	6.2	Applications	23
	6.3	Issue of Shortfall Securities	24

7.		Fees and expenses	24
	7.1	Underwriting fee	24
	7.2	Costs and expenses	26

8.		GST	27
	8.1	GST payable	27
	8.2	Variation	27
	8.3	Definitions	27

9.		Discharge of Underwriter's obligations	27

10.		Termination by Underwriter	28
	10.1	Notice of termination	28
	10.2	Termination events	28
	10.3	Material Adverse Effect	31
	10.4	No prejudice	31
	10.5	Survival	31

11.		Indemnification of Underwriter	31
	11.1	Underwriter not responsible	31
	11.2	Indemnity	32
	11.3	Reimbursement of expenses	32
	11.4	Benefit of indemnity	32
	11.5	Limit of indemnity	32
	11.6	No waiver of indemnity	33
	11.7	Indemnity survives termination	33
	11.8	Contribution	33
	11.9	No excess contribution	33

Underwriting Agreement	Page ii

12.		Inquiries by Underwriter	33
	12.1	Additional information	33
	12.2	Access	33
	12.3	Retention of documents	34

13.		Notifications to Underwriter	34

14.		General	34
	14.1	Further acts	34
	14.2	Notices	34
	14.3	Jurisdiction and governing law	35
	14.4	Amendments	35
	14.5	Assignment	35
	14.6	Severability of provisions	36
	14.7	Waiver	36
	14.8	Enurement	36
	14.9	Indemnities	36
	14.10	Entire agreement	36
	14.11	No representation or reliance	36
	14.12	Counterparts	37

Annexure A		Form of Certificate	39

Annexure B		Timetable	40

Annexure C		Underwriter Option Terms	41

Underwriting Agreement	Page iii

Underwriting Agreement

Date	11 April 2024
Parties	Universal Biosensors, Inc. of 1 Corporate Avenue, Rowville, VIC 3178 (Company)
Viburnum Funds Pty Ltd ACN 126 348 990 of 31 Carrington Street, Nedlands WA 6009 (Underwriter)

Recitals	A.	The Company proposes to make an offer to Eligible Shareholders, on the terms and conditions contained in the Offer Documents.

	B.	The Company has requested the Underwriter to underwrite the Offer Shares and Offer Options, which the Underwriter has agreed to do on the following terms and conditions.

The Parties agree, in consideration of, among other things, the mutual promises contained in this agreement as follows:

1.	Definitions and interpretation clauses

1.1	Definitions

In this agreement the following terms shall bear the following meanings:

Accounts	means the annual financial statements of the Relevant Companies as at and for the period ending 31 December 2023.

Additional Options	means the Offer Options that may be applied for by Eligible Shareholders under the Top Up Facility as described in the Prospectus.

Additional Shares	means the Offer Shares that may be applied for by Eligible Shareholders under the Top Up Facility as described in the Prospectus.

Appendix 2A	means the document(s) to be prepared by the Company in accordance with Appendix 2A of the Listing Rules in respect of the Offer Shares and Offer Options and lodged by the Company with ASX.

Appendix 3B	means the document(s) to be prepared by the Company in accordance with Appendix 3B of the Listing Rules in respect of the Offer Shares and Offer Options and lodged by the Company with ASX.

Underwriting Agreement	Page 1

ASIC	means the Australian Securities and Investments Commission.

ASX	means ASX Limited (ABN 98 008 624 691) and, where the context requires, its related bodies corporate (as defined in the Corporations Act), or the financial market operated by ASX Limited.

ASX Announcement	means the ASX announcement issued by the Company regarding the Offer on the Lodgement Date.

Authorisation	includes any consent, authorisation, registration, filing, agreement, notarisation, certificate, permission, licence, approval, authority or exemption from, by or with any governmental agency.

Board or Directors	means the board of directors of the Company from time to time.

Business Day	means a day upon which ASX is open for trading in securities and trading banks in Melbourne, Victoria are open for general banking business.

CDI	means a CHESS Depositary Interest representing a unit of beneficial ownership in a Share.

Certificate	means a letter to the Underwriter signed by two authorised representatives of the Company as set out in Annexure A.

Closing Date	means the closing date set out in the Timetable, or such other date as the Company and the Underwriter agree in writing.

Contract	means any agreement of a Relevant Company disclosed to ASX where the consideration or amount paid or payable by or to a Relevant Company thereunder is at least $1 million.

Controller	means, in respect of a Relevant Company, any person described in section 419(1) of the Corporations Act.

Corporations Act	means the Corporations Act 2001 (Cth).

DGCL	means the Delaware General Corporation Law.

Due Diligence Committee	means the committee established by the Company to carry out Due Diligence Program.

Due Diligence Program

means the investigations of the assets, operations and affairs of each Relevant Company implemented under a resolution of the Board for the purpose of preparing and verifying the Offer Documents and ensuring that the Offer Documents comply with the Corporations Act.

Underwriting Agreement	Page 2

Due Diligence Results

means the results of the investigations which make up the Due Diligence Program, as maintained by the Company, including but not limited to any reports of the committee established in connection with the Due Diligence Program and all supporting documents and work papers to which the Due Diligence Program relates.

Eligible Shareholder

means a Shareholder who:

(a)         as at the Record Date, has a registered address in Australia or New Zealand;

(b)         is not in the United States;

(c)         is not, and is not acting for the benefit or account of, a US Person within the meaning of Regulation S; and

(d)         is eligible under all applicable laws to receive an offer under the Offer.

Entitlement	means the entitlement of a Shareholder to subscribe for Shares under the Offer.

Entitlement and Acceptance Form	means any entitlement and acceptance form accompanying the Prospectus in relation to the Offer.

Event of Insolvency

means:

(a)         a receiver, manager, receiver and manager, trustee, administrator, Controller or similar officer is appointed in respect of a person or any asset of a person;

(b)         a liquidator or provisional liquidator is appointed in respect of a corporation;

(c)         any application (not being an application withdrawn or dismissed within 7 days) is made to a court for an order, or an order is made, or a meeting is convened, or a resolution is passed, for the purpose of:

(i)         appointing a person referred to in paragraphs (a) or (b);

(ii)         winding up a corporation; or

(iii)         proposing or implementing a scheme of arrangement;

(d)         any event or conduct occurs which would enable a court to grant a petition, or an order is made, for the bankruptcy of an individual or his estate under any Insolvency Provision;

(e)         a moratorium of any debts of a person, or an official assignment, or a composition, or an arrangement (formal or informal) with a person's creditors, or any similar proceeding or arrangement by which the assets of a person are subjected conditionally or unconditionally to the control of that person's creditors or a trustee, is ordered, declared, or agreed to, or is applied for and the application is not withdrawn or dismissed within 7 days;

(f)         a person becomes, or admits in writing that it is, is declared to be, or is deemed under any applicable law to be, insolvent or unable to pay its debts; or

(g)         any writ of execution, garnishee order, mareva injunction or similar order, attachment, distress or other process is made, levied or issued against or in relation to any asset of a person.

Underwriting Agreement	Page 3

Exchange Act	means the U.S. Securities Exchange Act of 1934, as amended.

Excluded Information	means excluded information as defined in section 713(5) of the Corporations Act.

Excluded Shareholder	means a Shareholder that is not an Eligible Shareholder.

Execution Date	means the date on which this agreement is executed.

FOR Facilities

means the inclusion of the Company's Shares and quoted Options (including the Offer Shares, Offer Options, Placement Shares, Placement Options and Underwriter Options) in Schedule 1 of ASX Settlement Operation Rules.

Force Majeure

means any act of God, war, revolution, or any other unlawful act against public order or authority, an industrial dispute, a governmental restraint, or any other event which is not within the control of the Parties.

Insolvency Provision

means any law relating to insolvency, sequestration, liquidation or bankruptcy (including any law relating to the avoidance of conveyances in fraud of creditors or of preferences, and any law under which a liquidator or trustee in bankruptcy may set aside or avoid transactions), and any provision of any agreement, arrangement or scheme, formal or informal, relating to the administration of any of the assets of any person.

Intellectual Property

means the business names, present and future copyright, circuit layout rights, moral rights, trade marks, designs and similar industrial and commercial and intellectual property (whether registered or not and whether protected by statute or not and including know how) of a Relevant Company throughout the world.

Listing Rules	means the listing rules and settlement operating rules of ASX from time to time, as waived or modified in respect of the Company or the Offer.

Lodgement Date	means the date set out in the Timetable, or such other date as the Company and the Underwriter agree in writing.

Underwriting Agreement	Page 4

Material Adverse Effect

means:

(a)         a material adverse effect on the outcome of the Offer or on the likely trading price for the Offer Shares (including, without limitation, matters likely to have a material adverse effect on a decision of an investor to invest in Offer Shares or Offer Options); or

(b)         a material adverse effect on the assets, liabilities, condition, trading or financial position and performance, profits and losses, results, prospects, business or operations of the Company and its Subsidiaries either individually or taken as a whole.

Offer

means the non-renounceable pro rata entitlement offer to Eligible Shareholders on the basis of 1 (one) Offer Share for every 3.47 Shares held by that Eligible Shareholder on the Record Date, as well as the offer to apply for Additional Shares under the Top Up Facility, in each case at the Price, to raise $10,000,000, as well as the issue to Eligible Shareholders of 1 (one) attaching Offer Option (and Additional Option) for every 1 (one) Offer Share (and Additional Share) (as applicable) issued, each with an exercise price of $0.20 and expiry date 3 (three) years from the date of issue.

Offer Option

means an Option issued pursuant to the Offer and, for the avoidance of doubt, includes Offer Options representing an Eligible Shareholder's Entitlement not taken up by that Eligible Shareholder, and Offer Options which would have been offered to Excluded Shareholders if they had been entitled to participate in the Offer.

Offer Share

means a Share issued pursuant to the Offer and, for the avoidance of doubt, includes Offer Shares representing an Eligible Shareholder's Entitlement not taken up by that Eligible Shareholder, and Offer Shares which would have been offered to Excluded Shareholders if they had been entitled to participate in the Offer.

Opening Date	means the date set out in the Timetable, or such other date as the Company and the Underwriter agree in writing.

Offer Documents

means the documents issued or published by or on behalf of the Company in respect of or relating to the Offer, including:

(a)         the Prospectus;

(b)         the ASX Announcement;

(c)         each Appendix 2A;

(d)         each Appendix 3B;

(e)         the TMD;

(f)         the Entitlement and Acceptance Form; and

(g)         any communications (whether written or electronic) that are presented or provided to Shareholders and other parties (including any roadshow and management presentations or other investor presentations) in connection with the Offer by or on behalf of the Company.

Underwriting Agreement	Page 5

Option	means an option to acquire a Share.

Option Shares	Means any Shares received upon exercise of the Offer Options or Underwriter Options.

Party	means a party to this agreement.

Placement

means a non-underwritten placement of 16,666,667 new Shares to institutional investors at the Price to raise $2,500,000, as well as the issue to placement participants of 1 (one) attaching Placement Option for every 1 (one) new Share issued under the placement, each with an exercise price of $0.20 and expiry date 3 (three) years from the date of issue.

Placement Options	means the 16,666,667 new Options to be offered or issued under the Placement on the same terms as the Offer Options.

Placement Shares	means the 16,666,667 new Shares to be offered or issued under the Placement at a price per Share equal to the Price.

Prescribed Occurrence

means:

(a)         a Relevant Company converting all or any of its shares into a larger or smaller number of shares;

(b)         a Relevant Company resolving to reduce its share capital in any way;

(c)         a Relevant Company:

(i)         entering into a buy back agreement or;

(ii)         resolving to approve the terms of a buy back agreement under section 257D or 257E of the Corporations Act;

(d)         a Relevant Company making an issue of, or granting an option to subscribe for, any of its shares or any other securities, or agreeing to make such an issue or grant such an option (other than in the circumstances referred to in clause 4.1(g) or as previously notified to the Underwriter prior to the date of this agreement);

(e)         a Relevant Company issuing, or agreeing to issue, convertible notes;

(f)         a Relevant Company disposing, or agreeing to dispose, of the whole, or a substantial part, of its business or property;

(g)         a Relevant Company charging, or agreeing to charge, the whole, or a substantial part, of its business or property;

(h)         a Relevant Company resolving that it be wound up;

(i)         the appointment of a liquidator or provisional liquidator of a Relevant Company;

(j)         the making of an order by a court for the winding up of a Relevant Company;

(k)         an administrator of a Relevant Company, being appointed under section 436A, 436B or 436C of the Corporations Act;

(l)         a Relevant Company executing a deed of company arrangement; or

(m)         the appointment of a receiver, or a receiver and manager, in relation to the whole, or a substantial part, of the property of a Relevant Company.

Underwriting Agreement	Page 6

Price	means $0.15 per Offer Share.

Prospectus

means the prospectus relating to the Offer, the offer of Underwriter Options and the offer of Placement Options lodged with ASIC by the Company under section 713 of the Corporations Act in accordance with clause 3.1(a) and includes, from the date any Supplementary Prospectus is lodged with ASIC, that Supplementary Prospectus (including any document deemed by the Corporations Act to be incorporated by reference in the prospectus).

QIB	means a “qualified institutional buyer” as defined in Rule 144A.

Record Date	means the record date specified in the Timetable.

Regulation S	means Regulation S promulgated under the Securities Act.

Related Parties	has the meaning in clause 11.2.

Relevant Company	means the Company and each Subsidiary.

Rule 144	means Rule 144 promulgated under the Securities Act.

Rule 144A	means Rule 144A promulgated under the Securities Act.

Securities Act	means the U.S. Securities Act of 1933, as amended.

Settlement Date	means the date specified in the Timetable as the date of settlement of the Offer.

Share	means a fully paid share of common stock, par value $0.0001, of the Company, or CDI, as the context requires.

Shareholder	means a holder of a Share on the Record Date.

Shortfall Notice Deadline Date

means the date as set out in the Timetable, or such other date as the Company and the Underwriter agree in writing, as the date by which the Company must give the Underwriter written notice of the Shortfall Securities and the Certificate.

Underwriting Agreement	Page 7

Shortfall Securities	means, subject to the deeming provisions of clause 5.2, Offer Shares and Offer Options for which Valid Applications have not been received by 5:00 pm on the Closing Date.

Subsidiary	means each company which is now, or before the issue of all the Offer Shares becomes, a subsidiary of the Company as that term is defined in the Corporations Act.

Sub-Underwriter	means any sub-underwriter that enters into a sub-underwriting agreement with the Underwriter in relation to the Offer.

Supplementary Prospectus	means any supplementary or replacement prospectus lodged with ASIC in connection with the Offer.

Term Sheet	means the equity underwriting term sheet executed by the Underwriter and the Company on 29 February 2024.

Timetable	means the timetable set out in Annexure B, or as otherwise varied as the Parties agree in writing.

TMD	means the target market determination for the offer of Options under the Prospectus.

Top Up Facility	means the offer to Eligible Shareholders to apply for Additional Shares and Additional Options in excess of their Entitlement.

Underwritten Amount	means $10,000,000.

Underwriter Options	means the 13,849,567 Options to be issued to the Underwriter, subject to receipt of approval of the Company's shareholders, pursuant to clause 7.1(a) and on the terms set out in Annexure C.

Underwriter Shares	means the Shares issuable upon exercise of the Underwriter Options.

United States or US	means the United States of America, its territories and possessions, and any state of the United States and the District of Columbia and other areas subject to its jurisdiction.

US Person	has the meaning given to such term in Regulation S.

Underwriting Agreement	Page 8

Valid Application

means an acceptance of the Company's offer to subscribe for the Offer Shares (including Additional Shares) and Offer Options (including Additional Options):

(a)         that is made on an Entitlement and Acceptance Form which was attached to or accompanied the Prospectus that is properly completed in accordance with the instructions in that form and in the Prospectus;

(b)         that is accompanied by any supporting documents required by the Prospectus to accompany that form;

(c)         that is received by the Company on or before the Closing Date at a place specified in the Prospectus for lodgement of forms;

(d)         that is not withdrawn before the Closing Date; and

(e)         in respect of which payment of the Price for the relevant number of Offer Shares and any Additional Shares is received and is cleared when presented for payment by the relevant financial institution on which the payment is drawn.

Verification Material

means the material maintained by the Company, being the documents and information provided by the Company in verification of statements made in the Offer Documents, as inspected and approved by the Underwriter immediately before the Lodgement Date.

Underwriting Agreement	Page 9

1.2	Interpretation

In this agreement:

(a)	headings are for convenience only and do not affect interpretation; and

(b)	the recitals to this agreement are to be construed as part of this agreement,

and unless the context indicates a contrary intention:

(c)

the expression 'person' includes an individual, the estate of an individual, a corporation, an authority, an association or a joint venture (whether incorporated or unincorporated), a partnership and a trust;

(d)

a reference to any party includes that party's executors, administrators, successors and permitted assigns, including any person taking by way of novation and, in the case of a trustee, includes any substituted or additional trustee;

(e)	a reference to any document (including this agreement) is to that document as varied, novated, ratified or replaced from time to time;

(f)

a reference to any statute or to any statutory provision includes any statutory modification or re-enactment of it or any statutory provision substituted for it, and all ordinances, by-laws, regulations, rules and statutory instruments (however described) issued under it;

(g)	words importing the singular include the plural (and vice versa), and words indicating a gender include every other gender;

(h)

references to parties, clauses, schedules, exhibits or annexures are references to parties, clauses, schedules, exhibits and annexures to or of this agreement, and a reference to this agreement includes any schedule, exhibit or annexure to this agreement;

(i)	where a word or phrase is given a defined meaning, any other part of speech or grammatical form of that word or phrase has a corresponding meaning;

(j)	the word 'includes' in any form is not a word of limitation;

Underwriting Agreement	Page 10

(k)	a reference to '$' or 'dollar' is to Australian currency;

(l)	all references to time are to Australian Eastern Standard Time;

(m)

if any day appointed or specified by this agreement for the payment of any money or doing of any thing falls on a day which is not a Business Day, the day so appointed or specified shall be deemed to be the next Business Day; and

(n)	the Parties acknowledge and agree that all securities issued under or in connection with the Offer (other than Options) will be in the form of CDIs.

1.3	Official quotation

A reference in this agreement to grant of "official quotation" includes a reference to unconditional approval (or conditional approval, provided such condition would not, in the reasonable opinion of the Underwriter, have a Material Adverse Effect) by ASX in writing for all the Offer Shares (represented by CDIs) and Offer Options (as applicable) to be officially quoted on ASX. Without limitation, granting of official quotation must be taken to have been refused if any prior approval is withdrawn or if a statement to the effect that official quotation will be refused or withdrawn is made to the Company, the Underwriter or to the public by ASX before the Closing Date.

2.	Underwriter's rights and obligations

2.1	Appointment

The Company appoints the Underwriter to underwrite the Offer Shares and Offer Options, on the terms and conditions of this agreement, and the Underwriter accepts the appointment.

2.2	Sub-Underwriters

(a)	The Underwriter may, at its own expense, engage Sub-Underwriters on such terms and conditions as it determines in its absolute discretion.

(b)

Other than as reasonably necessary by law or the Listing Rules, the Company must not make or cause to be made any announcement or other disclosure of or in relation to the identity of any Sub-Underwriter without the prior written consent of the Underwriter, which consent cannot be unreasonably withheld or delayed.

2.3	Conditions precedent

The obligations of the Underwriter under this agreement are subject to and conditional upon:

(a)

Legal sign-off: a legal sign-off letter being provided to the Due Diligence Committee by the Company's Australian solicitors before the Lodgement Date and to the satisfaction of the Underwriter (acting reasonably), addressed to be for the benefit of the Underwriter confirming that:

(i)	the Due Diligence Program has been implemented and completed in accordance with the planning memorandum adopted by the Due Diligence Committee;

Underwriting Agreement	Page 11

(ii)	the verification and sign-off procedures for the Offer Documents have been conducted in accordance with the Due Diligence Program; and

(iii)

the Due Diligence Program and the sign-off procedures for the Offer Documents referred to above constitute all inquiries and precautions that are reasonable in the circumstances and involved the exercise of due diligence by the directors of the Company to ensure that all material statements in the Offer Documents are not misleading or deceptive and that there are no material omissions from the Offer Documents;

(b)

Due diligence: the Underwriter being satisfied (acting reasonably) with the results of its due diligence investigations in relation to the affairs of the Company, the Due Diligence Program and the Due Diligence Results by the Lodgement Date;

(c)

ASX Lodgement: the updated Appendix 3B (if required), ASX Announcement, Prospectus and TMD, in a form and substance acceptable to the Underwriter (acting reasonably), being lodged with ASX before 10:00 am on the Lodgement Date in accordance with the Timetable; and

(d)

Regulatory: the Company obtains before 10:00am on the Lodgement Date all consents and approvals, including regulatory and board approvals, including (subject to the following) any ASX or ASIC waivers (in a form and substance reasonably acceptable to the Underwriter) required to enable the Offer to proceed in accordance with the Offer Documents, the Timetable and the terms and conditions of this agreement. The Underwriter acknowledges and agrees that the following ASX approvals are not required to enable the Offer to proceed and shall not be required to be satisfied at 10:00am on the Lodgement Date:

(i)

quotation of the Offer Options, Underwriter Options and Placement Options is subject to satisfaction of the condition 6 in ASX Listing Rule 2.5, which the Company will use reasonable endeavours to procure occurs with effect from the issue of such Options; and

(ii)

establishment of the FOR Facility with respect to the Offer Options, Underwriter Options and Placement Options is subject to ASX approval, which the Company will use reasonable endeavours to procure occurs with effect from the issue of such Options.

2.4	Benefit of conditions precedent

The conditions precedent in clause 2.3 are for the benefit of the Underwriter and may only be waived by the Underwriter.

2.5	Conditions precedent not satisfied or waived

(a)

If each of the conditions precedent referred to in clause 2.3 are not satisfied by the Company or waived by the Underwriter, the Underwriter (in its absolute and unfettered discretion) may terminate this agreement by notice in writing to the Company.

(b)

If the Underwriter terminates this agreement in accordance with clause 2.5(a), the Underwriter will have no further obligations under this agreement but the Company will remain liable to meet its obligations and liabilities to the Underwriter under clause 7.

Underwriting Agreement	Page 12

2.6	Not acting as adviser

The Parties agree that it is not the intention of the Parties to create a fiduciary relationship between them. Without limiting this, each Party acknowledges and agrees that:

(a)	the Underwriter is only acting in its capacity as underwriter in relation to the Offer and that the Underwriter is not acting as adviser to the Company in respect of the Offer;

(b)	the Parties are contracting on an arm’s-length basis to request that the Underwriter provide the services set out in this agreement; and

(c)	the Underwriter is not acting in a fiduciary capacity with respect to the Company or any of the Company’s directors, officers or employees.

3.	Company's obligations

3.1	Offer Documents

The Company must:

(a)

Lodge Offer Documents: lodge the Offer Documents with ASX and ASIC in accordance with the Timetable and, subject to its obligations under the Listing Rules and Corporations Act, only after receiving the Underwriter's approval (such consent not to be unreasonably withheld or delayed);

(b)	Complying Offer Documents: ensure that the Offer Documents comply with the Corporations Act and the Listing Rules;

(c)

Complying Offer: ensure that the Offer takes place in compliance with the terms of the Offer Documents, the Listing Rules, any applicable law or regulation and any modification, exemption, declaration, waiver, direction or ruling by ASIC or ASX and complies with the regulatory requirements of all countries and jurisdictions outside the Commonwealth of Australia and all States and Territories of Australia where the Offer will be made; and

(d)	Supplementary Prospectus: without prejudice to the Underwriter's rights under clause 10, if the Company is notified or otherwise becomes aware that there is:

(i)	a statement in the Prospectus that is, or has become, misleading or deceptive;

(ii)	an omission from the Prospectus of information required by the Corporations Act to be included; or

(iii)	a new circumstance that:

(A)	has arisen since the Prospectus or any Supplementary Prospectus was lodged; and

(B)	would have been required by the Corporations Act to be included in the Prospectus or any Supplementary Prospectus if it had arisen before the relevant document was lodged,

Underwriting Agreement	Page 13

it must immediately notify the Underwriter of that statement, omission or circumstance, and the Company must lodge a Supplementary Prospectus (in form and substance approved in writing by the Underwriter, such approval not to be unreasonably withheld or delayed) in respect of that statement, omission or circumstance as soon as practicable afterwards, and otherwise comply with the Corporations Act. Following lodgement of any Supplementary Prospectus, the Company must take all action in respect of the Supplementary Prospectus as may be reasonably required by the Underwriter (including dispatch of copies of the Supplementary Prospectus to all recipients of the Prospectus).

3.2	Conduct of the Offer and Placement

The Company must:

(a)	Open the subscription list: on the Opening Date open the subscription list for the Offer;

(b)	Close the subscription list: not, except with the prior written consent of the Underwriter, close the subscription list before the Closing Date;

(c)	Compliance: otherwise conduct the Offer in accordance with the Timetable, the Offer Documents, the Listing Rules, the Corporations Act, this agreement, and all other applicable laws;

(d)

Requisition notice: immediately upon receipt thereof, notify the Underwriter of any requisition, notice, claim or requirement issued or raised by ASIC or the ASX in relation to the Offer Documents or any order, direction or notice issued by ASIC or the ASX in relation to the Offer Documents, together with any reply, request or response provided by the Company to ASIC and/or the ASX from time to time. Any alterations or amendments required to the Offer Documents arising from any requisition or requirement of ASIC and/or the ASX must be agreed by the Underwriter in writing, which agreement shall not be unreasonably withheld or delayed; and

(e)	Consent of Underwriter: obtain the prior written consent of the Underwriter to the:

(i)	lodgement or issue of a Supplementary Prospectus; and

(ii)	form and contents of, and to any amendments to, the Offer Documents,

which consent shall not be unreasonably withheld or delayed.

3.3	Due Diligence Program

The Company must:

(a)

Due Diligence Program: ensure the Due Diligence Program is implemented up to the Lodgement Date, and continues until the date that the Offer Shares and Offer Options are issued, by making all inquiries that are reasonable in the circumstances and taking all reasonable steps and conducting Due Diligence Investigations to ensure that:

(i)	there are no omissions from the Offer Documents of information required to be included by the Corporations Act, the Listing Rules and other applicable laws;

(ii)	no statement in the Offer Documents is, or becomes, false, misleading or deceptive, or is likely to be false, to mislead or to deceive, including by omission;

Underwriting Agreement	Page 14

(iii)	the issue of the Offer Documents does not constitute conduct by any person which is misleading or deceptive and the Offer Documents do not become misleading or deceptive, including by omission; and

(iv)

the Company is made aware as soon as practicable of any new circumstance that has arisen since the Lodgement Date that would have been required by the Corporations Act to be included in the Offer Documents if it had arisen before the Lodgement Date;

(b)

File copies: maintain Due Diligence Program files with the Due Diligence Results and make those files available to the Underwriter on reasonable request from the Underwriter at any time from the date of this agreement; and

(c)	Copies: upon request, give the Underwriter copies of all documents, notices and circulars despatched to Shareholders in respect of the Offer from the date of this agreement.

3.4	Obligation to Underwriter

The Company must:

(a)	Copies of the Offer Documents: not later than 2 days after their lodgement, make available to the Underwriter such copies of the Offer Documents as the Underwriter reasonably requires;

(b)

Obtain Underwriter's approval: not make any announcement as to the success or otherwise of the Offer nor otherwise advertise or publicise the Offer before the Closing Date except with the prior written consent of the Underwriter (such consent not to be unreasonably withheld or delayed) except to the extent required by ASX, the Listing Rules, the Corporations Act, by statute or by regulatory authorities in any relevant governing jurisdiction; and

(c)

Inform Underwriter of breach: inform the Underwriter of the occurrence of any termination event specified in clause 10.2, material breach of, or material default under, this agreement as soon as practicable in writing.

4.	Representations and warranties

4.1	Company representations and warranties

As an inducement for the Underwriter to enter this agreement, the Company represents, warrants and undertakes to the Underwriter that now and at all times up until and as at the close of business on the day of issue of the Offer Shares and Offer Options:

(a)

Related parties: none of the Company's related parties (as that term is defined in the Listing Rules) will participate in the Offer other than as permitted under the Listing Rules (or any waiver granted by ASX);

(b)

Due Diligence Results: the Due Diligence Results and the Verification Material are correct and accurate in all material respects and there is no omission from them having regard to the purpose and scope of the Due Diligence Program;

Underwriting Agreement	Page 15

(c)	Offer Shares:

(i)

the Offer Shares to be issued will be validly issued on the terms and subject to the conditions set out in the Offer Documents, fully paid, rank equally with existing Shares on issue and will be issued free from all encumbrances, other than those provided for in the Certificate of Incorporation and Bylaws of the Company;

(ii)

there are no restrictions on the voting or transfer of the Offer Shares, or on the declaration or payment of any dividend or distribution on them, except for those fully and fairly disclosed in the Offer Documents, the FOR Facilities, or as provided in the Company's Certificate of Incorporation and Bylaws or other regulatory filings, the DGCL, the Corporations Act, Listing Rules or Australia's taxation legislation (as they apply to the Company), or any other legislation, rules or regulations applicable to the Company;

(iii)	the Offer Shares are and will be in a class of securities (represented by CDIs) that were quoted securities at all times in the 3 months prior to the date of the Prospectus;

(iv)

the Offer Options are options to acquire Shares that are and will be in a class of securities (represented by CDIs) that were quoted securities at all times in the 3 months prior to the date of the Prospectus;

(v)

no ASIC determination under section 713(6) of the Corporations Act is in force in relation to the Company, and no such determination in respect of the Company has been in force at any time in the 12 months prior to the date of this agreement; and

(vi)

other than in respect of the issue of Underwriter Options to the Underwriter and approval for the Company to amend its certificate of incorporation to increase the number of authorized shares of common stock available for issuance, Shareholder approval is not required to undertake the Offer, or to offer or issue or agree to issue the Offer Shares or Offer Options;

(d)	Compliance:

(i)	the Offer and the content, issue and distribution of the Offer Documents will comply with the Corporations Act, any ASX approvals, any ASIC relief, the Listing Rules and all other applicable laws;

(ii)

to the best of the Company's knowledge, the Company is not in breach of any applicable laws and it has appropriate procedures in place to ensure continued compliance with the requirements of all applicable laws;

(iii)

no exemption under sections 111AS or 111AT of the Corporations Act or order under sections 340 or 341 and no exemptions under section 741 of the Corporations Act, has been made in respect of the Company, or any person, as a director or auditor of the Company at any time in the 12 months before the Offer Shares or Offer Options are issued; and

(e)	Offer Documents:

(i)	the Offer Documents will comply with all applicable laws including the Corporations Act, the Listing Rules and any other applicable laws, rules and binding regulatory requirements;

Underwriting Agreement	Page 16

(ii)	there have not been any, and there will be no, omissions from any Offer Documents of material required by the Corporations Act;

(iii)

the Offer Documents do not and will not contain any statements which are untrue, inaccurate, misleading or deceptive or likely to mislead or deceive (whether by inclusion or omission), in each case, in any material respect;

(iv)

any statement of opinion or belief contained in the Offer Documents was (at the time made), and is, truly and honestly held by the person making the statement, and the maker of the statement has reasonable grounds for holding the opinion or belief;

(v)	the distribution of the Offer Documents, of itself, or the making of the Offer, will not constitute conduct by any person which is misleading or deceptive; and

(vi)	except as disclosed to ASX prior to the date of this agreement, as at the Lodgement Date the Company:

(A)	is in compliance with all disclosure obligations applicable under all laws and regulations including all relevant continuous disclosure requirements under the Corporations Act and Listing Rules; and

(B)

has disclosed, or will disclose, to ASX all information that the Company is required by law to disclose, including all information which would be disclosable if the exception in Listing Rule 3.1A were not available and all information that the Company is required to disclose as Excluded Information in the Prospectus (in compliance with section 713(5)), in connection with an issue of Offer Shares and Offer Options;

(f)	Recitals correct: the recitals to this agreement are true and correct;

(g)

No rights to securities: other than any Shares which may be issued on conversion of any Options on issue, any securities under an employee or executive incentive plan currently in place, the Placement Shares, the Placement Options, the Offer Shares and Offer Options (including any Additional Shares and Additional Options) in accordance with the Offer Documents or Shortfall Securities or Underwriter Options under this agreement, no Relevant Company will issue or agree to issue any shares, options, securities or interests and no other person has or will have any right to subscribe for or to receive or be issued any shares, securities or interests of any Relevant Company;

(h)

Authorisations: each Relevant Company holds all Authorisations required for the conduct of its business and, to the best of the knowledge, information and belief of the Company (after having made all due and proper enquiries) all of those Authorisations are in full force and effect and not liable to be revoked or reviewed;

(i)

Intellectual Property: except as disclosed in the Prospectus, each Relevant Company owns or is entitled to use all Intellectual Property necessary to carry on the business now operated by them in the manner described in the Prospectus and no Relevant Company has received any notice or is otherwise aware of any infringement of or conflict with asserted rights of others with respect to any Intellectual Property or of any facts or circumstances which would render any Intellectual Property invalid or which may have a Material Adverse Effect;

(j)

No litigation: other than as disclosed in the Offer Documents, there are no litigation, arbitration, industrial or administrative proceedings on foot or to the best of the Company's knowledge, threatened, which could reasonably be expected to have a Material Adverse Effect;

Underwriting Agreement	Page 17

(k)

No encumbrances: other than as disclosed in the Offer Documents or in the Due Diligence Results, or otherwise disclosed to the Underwriter in writing, no Relevant Company has or will have created or agreed to create any mortgage, charge, lien or other security or encumbrance over any or all of its assets;

(l)

Contracts disclosed: other than the Contracts, there is no contract to which any Relevant Company is a party which is material to the making of an informed investment decision in relation to the Offer Shares and Offer Options which has not been disclosed in the Offer Documents;

(m)

No Prescribed Occurrence: no Prescribed Occurrence exists or will occur in respect of any Relevant Company after the execution of this agreement other than the issue of securities in accordance with the Offer Documents or this agreement;

(n)

Corporate authority: all necessary corporate action and authorisations to permit the Company to enter into this agreement and the Contracts, for the Company to lodge the Offer Documents with ASX and for the Company to make the Offer have been obtained and are and will be in full force and effect;

(o)	Binding obligations: this agreement constitutes a legal, valid and binding obligation on the Company and subject to any necessary stamping is enforceable in accordance with its terms;

(p)

No Event of Insolvency: no Event of Insolvency has occurred in relation to any Relevant Company nor is there any act which has occurred or any omission made which may reasonably be expected to result in an Event of Insolvency occurring in respect of a Relevant Company;

(q)	Certificate correct: the Certificate will be true and correct;

(r)

Agreement does not result in breach: the execution and carrying out of this agreement will not conflict with or result in a breach of or a default under any of the terms or provisions of any mortgage, deed or trust or other instrument binding on any Relevant Company;

(s)

No default or breach: the Contracts are all the material agreements to which a Relevant Company is a party and no Relevant Company is in breach in any material respect under any of the Contracts and nothing has occurred which is, or with giving of notice, lapse of time, satisfaction of some other condition, or any combination of the above, constitutes an event (whatever called) which causes or enables the expenditure or acceleration of expenditure of any payment to be made under, or the enforcement, termination or rescission of, any Contract binding on a Relevant Company;

(t)

Compliance with laws: other than as disclosed to the Underwriter as part of the Due Diligence Program, each Relevant Company has complied with the Corporations Act and all applicable laws that relate in any way to them in all material respects;

(u)

Accounts: the Accounts present a true and fair view of the financial position of the Relevant Companies as at and for the period ending on the last balance date of the Accounts and there has been no material adverse change since that date in the trading results or financial position of any of the Relevant Companies;

Underwriting Agreement	Page 18

(v)	Financial statements: the financial statements (including any notes) of the Company and its Subsidiaries as announced on ASX:

(i)	present fairly the financial position of the Company and its Subsidiaries as at the dates indicated and the results of their operations and changes to cash flows for the periods specified; and

(ii)

except as otherwise disclosed, have been prepared in accordance with accounting principles generally accepted in the United States (U.S. GAAP) applied on a consistent basis throughout the relevant reporting periods;

(w)

No breach: other than as disclosed to the Underwriter as part of the Due Diligence Program, no Relevant Company is in breach of any obligations or in violation of any provision of any judgement binding on it or its constituent documents, any law or any document, agreement or other arrangement binding on it or its assets including:

(i)	any provision of the Company’s Certificate of Incorporation and Bylaws;

(ii)	the Corporations Act;

(iii)	the Listing Rules;

(iv)	any other applicable laws in any jurisdiction where the Offer is made;

(v)	any Contract; and

(vi)	any indenture, mortgage, deed of trust, loan arrangement or any other agreement or instrument to which the Relevant Company is a party;

(x)

Certificate of Incorporation and Bylaws: the Company's Certificate of Incorporation and Bylaws comply with the Listing Rules and the requirements of ASX for the purpose of it being admitted to the Official List of ASX and otherwise the laws of Delaware;

(y)

No inside information: other than the Offer and information contained in the drafts of the Offer Documents provided to the Underwriter immediately prior to execution of this agreement, it is not aware of any information that is not generally available at the date of this agreement which, if made generally available, would be likely to have a material effect upon the price or value of the Shares;

(z)

Due diligence: it has made reasonable enquiries to ensure that there are no omissions of Excluded Information or other required information from the Offer Documents and that the statements included in the Offer Documents are true and are not misleading or deceptive or likely to mislead or deceive and do not constitute conduct by any person which is misleading or deceptive or likely to mislead or deceive;

(aa)

Information: all information provided to the Underwriter by or on behalf of the Company is true and correct in all material respects and does not contain statements which are misleading or deceptive or likely to mislead or deceive and there is no material information that has not been disclosed to the Underwriter which has, or could reasonably be expected to have, a Material Adverse Effect;

(bb)

Past security issues: other than as disclosed to the Underwriter or in the Due Diligence Results, or as previously announced to the market (including with respect to the Placement Options), the Company confirms that there are no outstanding issues with respect to previous capital raisings in the Company or the issuance of securities pursuant to such raisings and that all funds have been received by the Company under such raisings; and

Underwriting Agreement	Page 19

(cc)

No directed selling efforts in the US: neither the Company nor any person acting on its behalf, has engaged or will engage in any directed selling efforts (as defined in Rule 902(c) of Regulation S) in the United States with respect to the Offer Shares or Offer Options.

4.2	Underwriter representations and warranties

The Underwriter represents, warrants and undertakes to the Company that now and at all times up until and as at the close of business on the day of issue of the Offer Shares and Offer Options:

(a)	(status) it is a body corporate validly existing under the laws of its place of incorporation;

(b)	(power) it has full legal capacity and power to enter into and perform its obligations under this document;

(c)

(authorisations) all approvals and authorities that may be required to permit it to enter into this document and to perform its obligations under this document have been obtained and such authorisations remain valid and subsisting;

(d)	(binding obligation) this document is a valid and binding obligation on it, enforceable against it in accordance with its terms;

(e)	(price stabilisation) it has not taken and will not take directly or indirectly, any action designed to cause or result in the stabilisation or manipulation of the price of the Shares;

(f)	neither it nor any of its affiliates, nor any person acting on its behalf, including any Sub-Underwriters:

(i)	has engaged or will engage in any form of directed selling efforts (as such term is defined in Regulation S) in connection with any offer and sale of the Offer Shares or Offer Options; or

(ii)

has offered or sold (or solicited an offer to buy), or will offer or sell (or solicit an offer to buy), any Offer Shares or Offer Options except in accordance with Rule 903 or 904 of Regulation S or to a prospective investor whom the Underwriter, its affiliates or person acting on its behalf, immediately prior to soliciting any such offer or sale, had reasonable grounds to believe, and did believe not to be a US Person;

(g)	neither the Underwriter nor any Sub-Underwriter is a U.S. Person; and

(h)	that:

(i)

the Offer Shares, Offer Options, Underwriter Options and the Option Shares have not been and will not be registered under the Securities Act and may not be offered or sold in, into or within the United States or to, or for the account or benefit of, any US Person, except pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act;

(ii)	hedging transactions involving the Offer Shares, Offer Options or Underwriter Options or any beneficial interests therein may not be conducted unless in compliance with the Securities Act;

Underwriting Agreement	Page 20

(iii)

the Offer Options and Underwriter Options may not be exercised by or for the account or benefit of any U.S. Person unless registered under the Securities Act or an applicable exemption from such registration requirement is available; and

(iv)	all purchasers of the Offer Shares and Offer Options (including any Sub-Underwriters) will be informed that:

(A)

the Offer Shares, Offer Options and Option Share have not been and will not be registered under the Securities Act and that the Offer Shares, Offer Options and Option Shares are being offered and sold to such purchasers in reliance on an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act, and that the Offer Shares and Offer Options may not be offered or sold, directly or indirectly, in or into the United States, or to a U.S. Person or resident of the United States, except in compliance with the registration requirements of the Securities Act and any other applicable securities laws of any state or other jurisdiction of the United States (which the Company has no obligation or intention to do or procure) or pursuant to an exemption from, or in a transaction exempt from or not subject to, such registration requirements and any other applicable securities laws;

(B)	hedging transactions involving the Offer Shares or Offer Options or any beneficial interests therein may not be conducted unless in compliance with the Securities Act; and

(C)

the Offer Options may not be exercised by or for the account or benefit of any U.S. Person unless registered under the Securities Act or an applicable exemption from such registration requirement is available.

4.3	Company to disclose

The Company will immediately disclose to the Underwriter any matter it becomes aware of and any circumstance arising after the Execution Date and prior to the completion of the Offer which:

(a)	causes, or is likely to cause, any information or document provided to the Underwriter by the Company to be false, misleading or incomplete in any material respect; or

(b)	has, or is likely to have an adverse effect on the financial position or prospects of the Company.

4.4	Notice of breach

The Company must immediately give notice in writing to the Underwriter of any breach by the Company of this agreement that occurs before the day of issue of the Offer Shares and Offer Options. Such notification does not limit or affect the liability of the Company for any such breach.

4.5	Acknowledgments

Each party acknowledges that:

(a)	the other party has entered into this agreement in reliance on the representations, warranties and undertakings given by that party;

Underwriting Agreement	Page 21

(b)	the Company has given the representations, warranties and undertakings with the intention of inducing the Underwriter to enter into this agreement; and

(c)

except where a representation, warranty or undertaking expressly states otherwise, each party gives all the representations, warranties and undertakings to the best of its knowledge and belief and after having made full and proper enquiries on the subject matter to which the representation, warranty or undertaking relates.

5.	The Offer Shares, Offer Options, Additional Shares and Additional Options

5.1	Offer of Offer Shares and Offer Options

Subject to clause 5.2, the Company must:

(a)

Notify Underwriter: from the Business Day after the Opening Date to the Closing Date, give written notice to the Underwriter on a daily basis of the Valid Applications received, the identity of the applicants and the number of Offer Shares (and Offer Options) and Additional Shares (and Additional Options) validly applied for unless otherwise reasonably requested by the Underwriter;

(b)	Final list: cause a final computerised list of Valid Applications to be delivered to the Underwriter as soon as possible after the Closing Date and in any event, by the Shortfall Notice Deadline Date;

(c)	Acceptance of Valid Applications: accept all Valid Applications for Offer Shares, Offer Options, Additional Shares and Additional Options;

(d)

Issue Offer Shares, Offer Options, Additional Shares and Additional Options: issue the Offer Shares, Offer Options, Additional Shares and Additional Options in accordance with the Valid Applications and the Timetable;

(e)	Issue holding statements: complete the despatch of holding statements for the Offer Shares and Offer Options in accordance with the Listing Rules;

(f)	Documents to ASX and ASIC: execute and perform all documents and things as may be reasonably necessary (including the lodgement of one or more Appendix 2A's) to procure official quotation of:

(i)

the Offer Shares (represented by CDIs) and send to ASX and the ASIC on completion of the Offer the details of issues and other information required by the Listing Rules and the Corporations Act in accordance with the Timetable; and

(ii)

subject to satisfaction of the spread requirements set out in Listing Rule 2.5, condition 6, the Offer Options and send to ASX and ASIC on completion of the Offer the details of the issues and other information required by the Listing Rules and the Corporations Act in accordance with the Timetable; and

(g)	Advise Underwriter of issues: notify the Underwriter of the days on which issue of the Offer Shares and Offer Options commences and terminates.

Underwriting Agreement	Page 22

5.2	Top Up Facility

(a)

Where an Eligible Shareholder has submitted a Valid Application for their full Entitlement to Offer Shares and Offer Options under the Entitlement Offer, the parties agree that the Eligible Shareholders may apply for Additional Shares and Additional Options under the Top Up Facility on the following basis:

(i)

Additional Shares and Additional Options will only be issued to the extent not every Eligible Shareholder has submitted a Valid Application for its full Entitlement under the Entitlement Offer by 5.00pm on the Closing Date, and Valid Applications in excess of the available Additional Shares and Additional Options may be scaled back by the Company at its absolute discretion in accordance with terms of the Prospectus; and

(ii)	the Additional Shares will be issued at the Price.

(b)

The allocation of Additional Shares and Additional Options to Eligible Shareholders under the Top Up Facility will be determined by the Company at its absolute discretion, having regard to the allocation policy set out in the Prospectus.

5.3	Valid Applications to go in relief of Underwriter's obligations

All Valid Applications received by the Company will be deemed to have been accepted in full by the Company and will go in relief of the obligations (if any) of the Underwriter under this agreement.

5.4	Review of applications

If there is a shortfall in Valid Applications received by the Company by the Closing Date:

(a)	the Underwriter may review applications for the Offer Shares and Offer Options which were rejected by the Company;

(b)	the Underwriter may re-lodge those applications which are or have become Valid Applications following the Closing Date but prior to the Shortfall Notice Deadline Date; and

(c)	the Company must accept those applications as Valid Applications, unless the Company has reason to believe that such application is made on behalf of a U.S. Person.

5.5	Consents of authorities

It is the sole responsibility of the Company to obtain any Authorisation (including from ASX) which is required for the issue of any of the Offer Shares and Offer Options under any Valid Application, whether the Valid Application is lodged by the Underwriter or not.

5.6	Prompt banking of cheques

The Company undertakes that it will promptly bank for collection all cheques accompanying applications for Offer Shares and will otherwise observe the requirements of the Corporations Act in relation to this matter.

Underwriting Agreement	Page 23

5.7	Retention of subscription moneys

The Company undertakes to the Underwriter that it will retain all subscription moneys in trust for the relevant applicants for Offer Shares and will not permit any subscription moneys of an applicant to be withdrawn or committed other than immediately after the issue of the relevant number of Offer Shares to that applicant.

5.8	Records

The Company will maintain (and permit the Underwriter to inspect at any reasonable time) accurate records of the receipt of applications for Offer Shares and Offer Options, the banking of subscription moneys, the processing of applications and the despatch of holding statements for the Offer Shares and Offer Options.

6.	Shortfall Securities

6.1	Allocation by Underwriter

Any Shortfall Securities must be allocated to the Underwriter or Sub-Underwriters, as determined by the Underwriter, in its absolute discretion.

6.2	Applications

If:

(a)	the conditions precedent described in clause 2.3 have been satisfied, fulfilled, or waived by the Underwriter in accordance with clause 2.4.

(b)

the Company has complied with its obligations under this agreement and has not breached any of the representations, warranties and undertakings made by it in this agreement (other than a breach which is capable of remedy and which is remedied by the Company promptly following request by the Underwriter);

(c)	this agreement has not been terminated under clause 10;

(d)	the Company has not received Valid Applications for all of the Offer Shares and Offer Options on or before the Closing Date;

(e)	the ASX has not indicated that it will not grant permission for the official quotation of the Offer Shares;

(f)

the Company has, after the Closing Date but before 10.00am (Melbourne time) on the Shortfall Notice Deadline Date, given to the Underwriter notice in writing stating the number of Shortfall Securities, and that notice is accompanied by a Certificate made up to the time and date of that notice; and

(g)	provided that it has not, before that time, been shown that the Certificate is incorrect,

then, but not otherwise, the Underwriter must lodge or cause to be lodged Valid Applications for the Shortfall Securities (Shortfall Applications) with the Company on or before 5.00pm (Melbourne time) on the Settlement Date accompanied by a cheque or cheques in payment of the Price for those Shortfall Securities.

Underwriting Agreement	Page 24

6.3	Issue of Shortfall Securities

Subject to the Underwriter complying with clause 6.1, as soon as practicable and, in any event, not later than 2 Business Days after the date on which the Company receives Valid Applications for the Shortfall Securities in accordance with clause 6.2, the Company will issue the Shortfall Securities in accordance with those Valid Applications.

7.	Fees and expenses

7.1	Underwriting fee

(a)

The Company must issue the Underwriter Options to the Underwriter (or its nominees) in accordance with the issue date for the Underwriter Options in the Timetableor such later date as agreed between the parties in writing, subject to the Listing Rules.

(b)

In the event that the Underwriter Options are not issued by the date referred to in clause 7.1(a) (Issue End Date), the Company must pay to the Underwriter an underwriting fee of 6% of the Underwritten Amount in the manner directed by the Underwriter by 5.00pm (Melbourne time) on the Issue End Date.

(c)

The Underwriter understands and acknowledges that the Underwriter Options will be offered under the Prospectus and will be offered in a transaction not involving any public offering in the United States within the meaning of the Securities Act, and that the Underwriter Options and the Underwriter Shares have not been, and will not be, registered under the Securities Act or under any securities laws of any state or other jurisdiction of the United States. The Underwriter understands and acknowledges that the Underwriter Options and the Underwriter Shares are being offered and sold in reliance on an exemption from the registration requirements of Section 5 of the Securities Act. The Underwriter understands and acknowledges that neither the Underwriter Options nor the Underwriter Shares have been approved or disapproved by the US Securities and Exchange Commission, any state securities commission in the United States or any United States regulatory authority, nor have any of the foregoing authorities passed upon or endorsed the merits of the Underwriter Options or the Underwriter Shares.

(d)	The Underwriter represents and warrants that it:

(i)	is a QIB;

(ii)

will be acquiring the Underwriter Options for its own account or for the account of one or more other persons, each of which is a QIB, for which Underwriter is acting as a duly authorised fiduciary or agent, or discretionary account or accounts, each of which is a QIB and as to each of which Underwriter has complete investment discretion and the authority to make the representations, warranties, agreements and acknowledgements contained in this clause 7; and

(iii)	will not be acquiring the Underwriter Options with a view to distribution, within the meaning of the Securities Act, of any of the Underwriter Options.

(e)

The Underwriter represents and warrants that it satisfies any and all standards for investors that are imposed by the jurisdiction of its residence or domicile or otherwise with respect to its purchase of the Underwriter Options or the Underwriter Shares.

Underwriting Agreement	Page 25

(f)

In the normal course of its business, the Underwriter invests in or purchases securities similar to the Underwriter Options and the Underwriter Shares. The Underwriter has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of an investment in the Underwriter Options and the Underwriter Shares. The Underwriter, and any accounts for which it is acting, is able to bear the economic risk of an investment in the Underwriter Options or the Underwriter Shares for an indefinite period.

(g)

The Underwriter understands that the Underwriter Options and the Underwriter Shares are "restricted securities" within the meaning of Rule 144(a)(3) under the Securities Act, and understands and acknowledges that to the extent the Underwriter Options or the Underwriter Shares are issued in certificated form, upon the initial issuance thereof and unless and until otherwise determined by the Company in accordance with applicable law, the certificate delivered in respect of the Underwriter Options or the Underwriter Shares shall bear a legend substantially in the form below:

“THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN, AND WILL NOT BE, REGISTERED UNDER THE US SECURITIES ACT OF 1933, AS AMENDED (THE “US SECURITIES ACT”) OR ANY SECURITIES ACTS OF ANY STATE OF THE UNITED STATES (THE “STATE ACTS”). THE SHARES ARE “RESTRICTED SECURITIES” AS DEFINED UNDER RULE 144(A)(3) UNDER THE US SECURITIES ACT AND MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED, DIRECTLY OR INDIRECTLY, WITHIN, INTO OR FROM THE UNITED STATES OR TO, OR FOR THE ACCOUNT OR BENEFIT OF, US PERSONS (AS DEFINED IN REGULATION S UNDER THE US SECURITIES ACT (“REGULATION S”)) EXCEPT IF SUCH TRANSFER IS EFFECTED (1) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULES 901 THROUGH 905 (INCLUDING THE PRELIMINARY NOTES) OF REGULATION S UNDER THE US SECURITIES ACT, (2) PURSUANT TO AN EFFECTIVE REGISTRATION UNDER THE US SECURITIES ACT AND ANY APPLICABLE STATE ACTS, OR (3) PURSUANT TO AN AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE US SECURITIES ACT (WHICH THE COMPANY IS UNDER NO OBLIGATION TO DO), IN EACH CASE IN ACCORDANCE WITH ALL APPLICABLE US FEDERAL AND STATE SECURITIES LAWS AND IN THE CASE OF (3) AN OPINION OF COUNSEL SHALL BE DELIVERED TO THE COMPANY (AND UPON WHICH THE COMPANY MAY RELY) REGARDING THE AVAILABILITY OF SUCH EXEMPTION. ANY OPTIONS REPRESENTED HEREBY MAY NOT BE EXERCISED BY OR FOR THE ACCOUNT OR BENEFIT OF ANY US PERSON UNLESS REGISTERED UNDER THE US SECURITIES ACT OR AN APPLICABLE EXEMPTION FROM SUCH REGISTRATION REQUIREMENT IS AVAILABLE. HEDGING TRANSACTIONS INVOLVING THE COMMON STOCK OF THE COMPANY MAY NOT BE CONDUCTED, DIRECTLY OR INDIRECTLY, UNLESS IN COMPLIANCE WITH THE US SECURITIES ACT. THE COMPANY IS REQUIRED BY UNITED STATES SECURITIES LAWS TO REFUSE TO REGISTER ANY TRANSFER OF SHARES NOT MADE IN ACCORDANCE WITH THE ABOVE RESTRICTIONS.”

(h)

The Underwriter understands and acknowledges that no representation has been or will be made by the Company as to the availability of Rule 144A, Rule 144, Regulation S or any other exemption from registration, under the Securities Act or any exemption under any securities laws of any state or other jurisdiction of the United States for the reoffer, resale, pledge or transfer of the Underwriter Options or the Underwriter Shares.

Underwriting Agreement	Page 26

(i)

The Underwriter understands and acknowledges that the Company may make notation on its records or give instructions to the registrar and any transfer agent of the Underwriter Options or the Underwriter Shares in order to implement the restrictions on transfer set forth and described in this clause 7. Underwriter understands that no registrar or transfer agent for the Underwriter Options or the Underwriter Shares, as applicable, will be required to accept for registration or transfer any Underwriter Options or the Underwriter Shares by it except upon presentation of evidence satisfactory to the Company and the registrar or transfer agent for the Underwriter Options or the Underwriter Shares, as applicable, that the foregoing restrictions on transfer have been complied with, including, but not limited to, an opinion, in the form and substance acceptable to the Company, of counsel experienced in securities law matters and acceptable to the Company.

(j)

The Underwriter understands and acknowledges that the Underwriter Options and the Underwriter Shares will be subject to the FOR Facilities for at least (i) six months after settlement of the Offer with respect to the Underwriter Shares and (ii) thirty-six months after issuance of the Underwriter Options with respect to the Underwriter Options.

(k)

The Underwriter acknowledges that the Company and its affiliates and other persons acting on its behalf, the transfer agent or registrar and others will rely upon the truth and accuracy of the foregoing representations, warranties, agreements and acknowledgements. The Underwriter agrees that if any of the representations, warranties, agreements and acknowledgements made in this clause 7 are no longer accurate, it will promptly notify the Company in writing.

7.2	Costs and expenses

(a)	The Company will pay and will indemnify and keep indemnified the Underwriter against and in relation to, all reasonable costs and expenses of and incidental to the Offer, including but not limited to:

(i)

Legal fees: all reasonable legal costs incurred by the Underwriter associated with the preparation, negotiation and execution of this agreement and any other documents agreed between the Company and the Underwriter (each acting reasonably), even if such documentation is not agreed or signed by the Company and the Underwriter; and

(ii)

Out-of-pocket expenses: the reasonable disbursements and reasonable out-of-pocket expenses of the Underwriter, including airfares (economy standard domestic travel and business standard international travel), accommodation, other travelling expenses and investor/equity analyst presentation costs, provided that the Underwriter will seek the approval of the Company before incurring any individual item of expense in an amount exceeding $2,000, such approval not to be unreasonably withheld.

(b)

The Company will ensure that all other amounts described in clause 7.2(a) are paid by the Company to the Underwriter promptly (and, in any case, no later than 10 Business Days) upon receipt of the relevant tax invoice.

(c)

In addition, the Company will pay any reasonable legal costs incurred by the Underwriter which are required to enforce the sub-underwriting obligations of Sub-Underwriters to the Offer appointed by the Underwriter where such Sub-Underwriters were introduced to the Underwriter by the Company.

Underwriting Agreement	Page 27

(d)

In the event that this agreement is terminated, the Company must pay in cleared funds to the Underwriter, within 3 Business Days after the termination, any costs and expenses incurred or accrued up to and including the date of termination.

8.	GST

8.1	GST payable

If GST becomes payable by a Party (Supplier) on any supply it makes under or in connection with this agreement:

(a)	any amount payable or consideration to be provided under this agreement for that supply (Agreed Amount) is exclusive of GST;

(b)

an additional amount will be payable by the Party providing consideration for that supply under this agreement (Recipient), equal to the amount of GST payable on that supply as calculated by the Supplier in accordance with the GST law and payable at the same time and in the same manner as for the Agreed Amount; and

(c)

the Supplier will provide a tax invoice (or equivalent documentation which complies with the GST law) to the Recipient in respect of that supply, no later than the time at which the Agreed Amount for that supply is to be provided under this agreement.

8.2	Variation

If, for any reason, the GST payable by the Supplier in respect of a supply it makes under this agreement varies from the additional amount it receives from the Recipient under clause 8.1 in respect of that supply, the Supplier will provide a refund or credit to or will be entitled to receive the amount of this variation from the Recipient (as appropriate).

8.3	Definitions

"GST", "GST law" and other terms used in this clause 8 have meanings used in the A New Tax System (Goods and Services Tax) Act 1999 (as amended from time to time) or any replacement or other relevant legislation and regulations, except "GST law" also includes any applicable rulings. Any reference to GST payable by the Supplier includes any GST payable by the representative members of any GST group of which the Supplier is a member.

9.	Discharge of Underwriter's obligations

All obligations of the Underwriter under this agreement are discharged when any of the following events occurs:

(a)	the date on which the Company receives Valid Applications (including full payment) for all of the Offer Shares and Offer Options;

(b)	the Underwriter lodging or causing to be lodged with the Company, applications for Shortfall Securities accompanied by the Price, in accordance with clause 6.1;

(c)	the Underwriter terminating this agreement under clause 10; or

Underwriting Agreement	Page 28

(d)	the Company having failed to give a valid notice (accompanied by the Certificate) in accordance with clause 6.2(f) by 10.00am (Melbourne time) on the Shortfall Notice Deadline Date.

10.	Termination by Underwriter

10.1	Notice of termination

The Underwriter may terminate this agreement under this clause 10 upon the occurrence of any of the events in clause 10.2 by giving notice in writing to the Company on or at any time before the issue of all the Offer Shares and Offer Options, without cost or liability to itself.

10.2	Termination events

The Underwriter may terminate its obligations under this agreement if:

(a)

Indices fall: the S&P ASX 200 Index is 10.0% or more below its level as at the close of business on the Business Day prior to the date of this agreement, at close of trading for more than 3 consecutive Business Days;

(b)	Offer Documents: the Company does not lodge the Offer Documents in accordance with the Timetable (other than with the prior consent of the Underwriter) or the Offer is withdrawn by the Company;

(c)	No official quotation: ASX has advised the Company that it will not or may not grant official quotation to the Offer Shares (represented by CDIs) on or prior to the Shortfall Notice Deadline Date;

(d)	Supplementary Prospectus:

(i)

the Underwriter, having elected not to exercise its right to terminate its obligations under this agreement as a result of an occurrence as described in clause 10.2(p)(iv), forms the view on reasonable grounds that a Supplementary Prospectus should be lodged with ASX and the Company fails to lodge a Supplementary Prospectus in such form and content and within such time as the Underwriter may reasonably require; or

(ii)	the Company lodges a Supplementary Prospectus without the prior written agreement of the Underwriter;

(e)

Disclosures in Offer Documents: it transpires that there is a statement in the Offer Documents that is misleading or deceptive or likely to mislead or deceive, or that there is an omission from the Offer Documents or if any statement in the Offer Documents becomes misleading or deceptive or likely to mislead or deceive or if the issue of the Offer Documents is or becomes misleading or deceptive or likely to mislead or deceive;

(f)	Listing: the Company ceases to be admitted to the official list of ASX or the Shares (or interest in them) cease trading or are suspended from official quotation or cease to be quoted on the ASX;

(g)	Withdrawal of Offer: the Company withdraws or indicates that it does not intend to proceed with the Offer or any part of the Offer;

Underwriting Agreement	Page 29

(h)

Exception for shareholder approval: none of the Appendix 3B, the ASX Announcement or Prospectus lodged by the Company satisfies exception 2 in ASX Listing Rule 10.12 for the issue of underwritten Shortfall Securities to the Underwriter or any Sub-Underwriter (provided that if one of the Appendix 3B, ASX Announcement or Prospectus satisfies the exception, this termination event shall not apply);

(i)

Restriction on issue: the Company is prevented from issuing the Offer Shares or Offer Options within the time required by this agreement, the Corporations Act, the Listing Rules, any statute, regulation or order of a court of competent jurisdiction by ASIC, ASX or any court of competent jurisdiction or any governmental or semi-governmental agency or authority;

(j)

ASIC application: an application is made by ASIC for an order under any provision of the Corporations Act in relation to the Offer Documents or the Offer, the Shortfall Notice Deadline Date has arrived, and that application has not been dismissed or withdrawn;

(k)

Authorisation: any authorisation which is material to anything referred to in the Offer Documents is repealed, revoked or terminated or expires, or is modified or amended in a manner unacceptable to the Underwriter acting reasonably;

(l)	Event of Insolvency: an Event of Insolvency occurs in respect of a Relevant Company;

(m)

Acquisition: a Relevant Company makes, or agrees to make a major acquisition or enters into any major expenditure other than in accordance with any disclosure in the Offer Documents or any announcement released to the ASX prior to the date of this agreement;

(n)	Indictable offence: a director or senior manager of a Relevant Company is charged with an indictable offence or is disqualified from managing a corporation under the Corporations Act;

(o)	Withdrawal of consent:

(i)	any person whose consent to the issue of the Prospectus is required by section 720 and who has previously consented to the issue of the Prospectus withdraws such consent;

(ii)	any person gives a notice under section 733(3); or

(iii)	any person (other than the Underwriter) who has previously consented to the inclusion of their name or any statement in the Prospectus withdraws that consent;

(p)	Termination events: subject always to clause 10.3, upon the occurrence of any of the following events:

(i)	Default: default or breach by the Company under this agreement of any terms, condition, covenant or undertaking;

(ii)	Incorrect or untrue representation: any representation, warranty or undertaking given by the Company in this agreement is or becomes untrue or incorrect;

(iii)

Contravention: a contravention by a Relevant Company of any provision of its constituent documents, the Corporations Act, the Listing Rules or any other applicable legislation or any policy or requirement of ASIC or ASX;

Underwriting Agreement	Page 30

(iv)

Adverse change: an event occurs which gives rise to a Material Adverse Effect or any adverse change or any development including a likely Material Adverse Effect after the date of this agreement in the assets, liabilities, financial position, trading results, profits, forecasts, losses, prospects, business or operations of any Relevant Company including, without limitation, if any forecast in the Offer Documents becomes incapable of being met or in the Underwriter's reasonable opinion, unlikely to be met in the projected time;

(v)

Error in Due Diligence Results: it transpires that any of the Due Diligence Results or any part of the Verification Material was false, misleading or deceptive or that there was an omission from them, in each case, at the time they were given;

(vi)

Public statements: without the prior approval of the Underwriter a public statement is made by the Company in relation to the Offer or the Offer Documents other than a statement the Company is required to make in order to comply with its disclosure obligations under the Listing Rules, Corporations Act and/or the Exchange Act;

(vii)

Misleading information: any information supplied at any time by the Company or any person on its behalf to the Underwriter in respect of any aspect of the Offer or the affairs of any Relevant Company is or becomes misleading or deceptive or likely to mislead or deceive;

(viii)

Change in Act or policy: there is introduced, or there is a public announcement of a proposal to introduce, into the Parliament of Australia or any of its States or Territories any Act or prospective Act or budget or the Reserve Bank of Australia or any Commonwealth or State authority adopts or announces a proposal to adopt any new, or any major change in, existing, monetary, taxation, exchange or fiscal policy that has not been publicly disclosed or proposed as at the date of this agreement;

(ix)	Prescribed Occurrence: a Prescribed Occurrence occurs, other than as disclosed in the Offer Documents;

(x)	Judgment against a Relevant Company: a judgment in an amount exceeding $300,000 is obtained against a Relevant Company and is not set aside or satisfied within 7 days;

(xi)

Litigation: litigation, arbitration, administrative or industrial proceedings are after the date of this agreement commenced against any Relevant Company, other than any claims foreshadowed in the Offer Documents;

(xii)

Board and senior management composition: there is a change in the composition of the Board or a change in the senior management of the Company before the date of issue of the Offer Shares and Offer Options without the prior written consent of the Underwriter, such consent not to be unreasonably withheld;

(xiii)	Force Majeure: a Force Majeure affecting the Company's business or any obligation under the agreement lasting in excess of 7 days occurs;

(xiv)

Certain resolutions passed: a Relevant Company passes or takes any steps to pass a resolution under section 254N, section 257A or section 260B of the Corporations Act or a resolution to amend its constituent documents without the prior written consent of the Underwriter;

Underwriting Agreement	Page 31

(xv)	Capital structure: any Relevant Company alters its capital structure in any manner not contemplated by the Offer Documents, other than in circumstances referred to in clause 4.1(g);

(xvi)	Breach of Contracts: any of the Contracts is terminated or substantially modified;

(xvii)	Investigation: the Company becomes aware that any person is appointed under any legislation in respect of companies to investigate the affairs of a Relevant Company;

(xviii)

Hostilities: there is an outbreak of hostilities not presently existing or a material escalation of hostilities (whether or not war has been declared) after the date of this agreement involving one or more of Australia, New Zealand, Japan, the United Kingdom, the United States of America, Hong Kong or the Peoples Republic of China, or any member of the European Union, or a terrorist act is perpetrated on any of the mentioned countries or any diplomatic, military, commercial or political establishment of any of those countries anywhere in the world; or

(xix)

Market conditions: a suspension or material limitation in trading generally on ASX occurs or any material adverse change or disruption occurs in the existing financial markets, political or economic conditions of Australia, Japan, the United Kingdom, the United States of America, Hong Kong, the People's Republic of China or the international financial markets, other than Russia and Ukraine.

10.3	Material Adverse Effect

The events listed in clause 10.2(p) entitle the Underwriter to exercise its termination rights under clause 10 if in the opinion of the Underwriter, the breach or the event has or is likely to have, or could be expected to have, a Material Adverse Effect or could give rise to a liability of the Underwriter under the Corporations Act.

10.4	No prejudice

The exercise by the Underwriter of any of its rights under clause 10 does not prejudice any right the Underwriter may have under clause 7 or any rights the Underwriter may have to seek damages for loss caused to the Underwriter as a result of a breach of this agreement by the Company.

10.5	Survival

This clause 10 and clauses 4, 7, 11 and 14 survive termination of this agreement.

11.	Indemnification of Underwriter

11.1	Underwriter not responsible

The Company acknowledges that it, and not the Underwriter, is solely responsible and liable for the form and contents of the Offer, the Offer Documents or any advertising in respect of the Offer which accompanies or relates to the Offer Documents.

Underwriting Agreement	Page 32

11.2	Indemnity

Subject to clause 11.5, the Company will indemnify and keep indemnified the Underwriter and its directors, officers, employees and agents (Related Parties) and hold them harmless from and against all prosecutions, losses (including losses or costs incurred in connection with any investigation, enquiry or hearing by ASIC, ASX or any governmental authority or agency but excluding any indirect, special or consequential losses), penalties, actions, suits, claims, costs (including legal costs on a solicitor and own client basis), demands and proceedings (whether civil or criminal) (Liability) arising out of or in respect of:

(a)

the Offer, including any advertising, publicity, announcements or statements made in relation to the Offer with the consent of the Company (notwithstanding that the Underwriter may have consented to it) or any documents in respect of the Offer;

(b)	any breach or failure by the Company to observe any of the terms of this agreement;

(c)	non-compliance with or breach of any legal requirement or the Listing Rules in relation to the Offer Documents (or any supplementary Offer Documents); or

(d)	any statement, misstatement, misrepresentation, non-disclosure, inaccuracy in or omission from the Offer Documents (or any supplementary Offer Documents).

11.3	Reimbursement of expenses

Without limiting clause 11.2 but subject to clause 11.5 and notwithstanding clause 7.2, the Company agrees to indemnify and keep indemnified and immediately on receipt of an invoice reimburse the Underwriter and each Related Party for all reasonable costs and expenses (including legal expenses and disbursements) as they are incurred, and pay the Underwriter and each Related Party at their standard professional charge out rate for all time spent, in connection with investigating, preparing or defending any claim or potential claim whatsoever relating to or arising out of or in connection with the Offer Documents, any supplementary Offer Documents, the Offer or in connection with any investigations, enquiries or legal proceedings by ASIC or ASX or any third party in respect of or arising out of the Offer Documents any supplementary Offer Documents or the Offer.

Without limiting the foregoing, this includes expenses relating to and time spent in a court as a witness, responding to approaches by directors and shareholders, ASX or ASIC or otherwise for the purpose of defending proceedings brought or which may be brought against the Underwriter or a Related Party.

11.4	Benefit of indemnity

The Company and each Related Party shall be entitled to the benefit of this clause 11 and this clause 11 may be enforced on behalf of each Related Party by the Underwriter.

11.5	Limit of indemnity

This indemnity does not apply:

(a)	to any amount in respect of which the indemnities in clauses 11.2 and 11.3 would be illegal, void or unenforceable; or

(b)	in respect of Liability which results from the wilful default, fraud or the gross negligence of the person claiming the indemnity.

Underwriting Agreement	Page 33

However, if it is alleged that any amount to which the indemnity applies results from the wilful default, fraud or the gross negligence of the person claiming the benefit of the indemnity, the Company agrees to reimburse the amount in accordance with this clause 11 until such wilful default, fraud or such gross negligence is established by a Court of final jurisdiction, at which time such amount must be repaid to the Company by the person concerned.

11.6	No waiver of indemnity

The consent or approval of the Underwriter to any act, matter or thing will not itself constitute the waiver of or in any way prejudice the right to indemnity under clause 11.2.

11.7	Indemnity survives termination

Each indemnity in this agreement is a continuing obligation, separate and independent from all the other obligations of the Parties and survives termination of this agreement for whatever cause, including without limitation, termination by the Underwriter under clause 10.

11.8	Contribution

In the event that the indemnity in clause 11.2 is held invalid in whole or in part, the Underwriter and the Company will share the Liability on a proportional basis, with the Underwriter contributing that proportion of the Liability that its fees as specified in clause 7.1 bear to the total amount raised by the Offer and the Company contributing the balance of the Liability.

11.9	No excess contribution

The Company and the Underwriter and the Related Parties agree that the Underwriter and the Related Parties will not be required to contribute under clause 11.8 an aggregate amount exceeding the fees (or the value of the fees) paid to the Underwriter as specified in clause 7.1.

12.	Inquiries by Underwriter

12.1	Additional information

The Company will if so requested by the Underwriter at any time during the continuance of this agreement, promptly provide to the Underwriter any information concerning the business, assets, liabilities, financial position, performance, profits and losses and prospects of any Relevant Company, as the Underwriter reasonably requires for the purpose of the Offer and this agreement.

12.2	Access

At all times until the Offer is fully subscribed or the Underwriter fulfils its obligations under clause 6, the Company will procure that the Underwriter and its professional advisers are entitled to full and free access to the premises, books and records of any Relevant Company at all reasonable times and on reasonable notice, and are entitled to make any examinations and inquiries of and concerning the business, assets, liabilities, books and accounts of any Relevant Company as the Underwriter reasonably requires for the purposes of the Offer and this agreement.

Underwriting Agreement	Page 34

12.3	Retention of documents

The Company agrees to retain and securely store for a period of seven years from the date of issue of the Offer Documents, the materials relating to preparation of the Offer Documents including the Due Diligence Results, the Verification Material and all other documentation collected, produced or prepared by a Relevant Company in connection with the Offer Documents and the Offer subject to any obligation of the Company to return to the Underwriter any material in the event that the Offer does not occur. The Company must notify the Underwriter of where the documentation is kept and give it free and unfettered access to the documentation at all reasonable times and enable it to make any copies of the documentation it reasonably requires.

13.	Notifications to Underwriter

The Company undertakes to comply with the terms and conditions of this agreement in all material respects and immediately give notice to the Underwriter of:

(a)	any material breach of this agreement, including the representations, warranties and undertakings contained in this agreement; and

(b)	the occurrence of any event which will, or which with the giving of notice or lapse of time will, give the Underwriter the right to terminate their obligations under this agreement.

14.	General

14.1	Further acts

Each Party will promptly do and perform all further acts and execute and deliver all further documents (in form and content reasonably satisfactory to that Party) required by law or reasonably requested by the other Party to give effect to this agreement.

14.2	Notices

Any communication under or in connection with this agreement:

(a)	must be in writing;

(b)	must be addressed as shown below:

In the case of the Underwriter:

Name:                            Viburnum Funds Pty Ltd

Address:                        31 Carrington Street, Nedlands WA 6009

Email:                            rob.martino@viburnumfunds.com.au

For the attention of:       Rob Martino - Partner, Public Equities

In the case of the Company:

Name:                            Universal Biosensors, Inc.

Address:                        1 Corporate Avenue, Rowville, VIC 3178

Email:                            sbalak@universalbiosensors.com

Attention:                      Salesh Balak – Company Secretary

(or as otherwise notified by that Party to the other Party from time to time);

Underwriting Agreement	Page 35

(c)	must be signed by the Party making the communication or (on its behalf) by the solicitor for, or by any attorney, director, secretary, or authorised agent of, that Party;

(d)	must be delivered or posted by prepaid post to the address, or sent by email to the email address of the addressee, in accordance with clause 14.2(b); and

(e)	will be deemed to be received by the addressee:

(i)

(in the case of prepaid post) on the third business day after the date of posting to an address within Australia, and on the fifth business day after the date of posting to an address outside Australia;

(ii)

(in the case of email) on the day a delivery confirmation report is received by the sender which records the time that the email was delivered to the addressee’s email address (unless the sender receives a delivery failure notification indicating that the email has not been delivered to the addressee); and

(iii)

(in the case of delivery by hand) on delivery at the address of the addressee as provided in clause 14.2(b), unless that delivery is made on a non-business day, or after 5.00 pm on a business day, when that communication will be deemed to be received at 9.00 am on the next business day, and where 'business day' means a day which is not a Saturday, Sunday or public holiday in the place of receipt of that communication.

14.3	Jurisdiction and governing law

(a)	This agreement is governed by and will be construed according to the laws of Western Australia.

(b)

Each Party irrevocably submits to the non-exclusive jurisdiction of the courts of Western Australia, and the courts competent to determine appeals from those courts, with respect to any proceedings which may be brought at any time relating in any way to this agreement.

(c)

Each Party irrevocably waives any objection it may now or in the future have to the venue of any proceedings, and any claim it may now or in the future have that any proceedings have been brought in an inconvenient forum, where that venue falls within clause 14.3(b).

14.4	Amendments

This agreement may only be varied by a document signed by or on behalf of each of the Parties.

14.5	Assignment

A Party cannot assign, novate or otherwise transfer any of its rights or obligations under this agreement without the prior written consent of the other Party.

Underwriting Agreement	Page 36

14.6	Severability of provisions

Any provision of this agreement which is illegal, void or unenforceable will be ineffective to the extent only of that illegality, voidness or unenforceability without invalidating the remaining provisions.

14.7	Waiver

(a)

Failure to exercise or enforce or a delay in exercising or enforcing or the partial exercise or enforcement of any right, power or remedy provided by law or under this agreement by any Party will not in any way preclude, or operate as a waiver of, any exercise or enforcement, or further exercise or enforcement of that or any other right, power or remedy provided by law or under this agreement.

(b)	Any waiver or consent given by any Party under this agreement will only be effective and binding on that Party if it is given or confirmed in writing by that Party.

(c)	No waiver of a breach of any term of this agreement will operate as a waiver of another breach of that term or of a breach of any other term of this agreement.

14.8	Enurement

The provisions of this agreement will enure for the benefit of and be binding on the Parties and their respective successors and permitted substitutes and assigns and (where applicable) legal personal representatives.

14.9	Indemnities

(a)	Each indemnity in this agreement is a continuing obligation, separate and independent from the other obligations of the Parties, and survives termination, completion or expiration of this agreement.

(b)	It is not necessary for a Party to incur expense or to make any payment before enforcing a right of indemnity conferred by this agreement.

14.10	Entire agreement

To the extent permitted by law, in relation to the subject matter of this agreement, this agreement:

(a)	embodies the entire understanding of the Parties and constitutes the entire terms agreed upon between the Parties; and

(b)

supersedes any prior agreement (whether or not in writing) between the Parties, except for the Term Sheet which will continue to apply, except to the extent of any inconsistency with this agreement, in which instance this agreement shall prevail.

14.11	No representation or reliance

(a)

Each Party acknowledges that no Party (nor any person acting on its behalf) has made any representation or other inducement to it to enter into this agreement, except for representations or inducements expressly set out in this agreement.

Underwriting Agreement	Page 37

(b)

Each Party acknowledges and confirms that it does not enter into this agreement in reliance on any representation or other inducement by or on behalf of any other Party, except for any representation or inducement expressly set out in this agreement.

14.12	Counterparts

This agreement may be executed in any number of counterparts. All counterparts will be taken to constitute one instrument.

Underwriting Agreement	Page 38

Executed as an agreement.

Executed by Viburnum Funds Pty Ltd ACN 126 348 990 in accordance with section 127(1) of the Corporations Act 2001 (Cth) by:

/s/ Marshall Allen	/s/ David St Quinn
Signature of Director	Signature of Director/Company Secretary

Marshall Allen	David St Quinn
Full name (print)	Full name (print)

Executed for and on behalf of Universal Biosensors, Inc. by its authorized signatory in the presence of:

/s/ Salesh Balak	/s/ Graham McLean
Signature of witness	Signature of authorized signatory

Salesh Balak	Graham McLean
Full name (print)	Full name (print)

Underwriting Agreement	Page 39

Annexure A	Form of Certificate

To:	Viburnum Funds Pty Ltd (ACN 126 348 990)

We hereby certify on behalf of the Company that, at the date of delivery of this Certificate, the following statements are, to the best of our knowledge having made due inquiries, true and not misleading or deceptive:

(a)

the Company has complied with all of its obligations required to be performed as at the date of this Certificate in respect of the Offer whether arising under the Underwriting Agreement, the Listing Rules, the Company's Certificate of Incorporation and Bylaws, the Timetable, statute or otherwise;

(b)

the Company is not in default under the Underwriting Agreement and there has not been any breach by the Company of any of the terms, conditions and warranties given by the Company under that agreement;

(c)	were the representations and warranties in the Underwriting Agreement repeated as at the date of this Certificate, they would still be true and correct; and

(d)	none of the events referred to in clause 10 of the Underwriting Agreement has occurred.

For the purposes of this Certificate:

(a)	"Underwriting Agreement" means the underwriting agreement dated on or about [insert date] 2024 between Viburnum Funds Pty Ltd and the Company; and

(b)	words and expressions used shall have the meanings ascribed to them in the Underwriting Agreement.

Dated:

Authorised Representative For and on behalf of Universal Biosensors, Inc.	Authorised Representative For and on behalf of Universal Biosensors, Inc.

Underwriting Agreement	Page 40

Annexure B	Timetable

Event	Business Day	Date
Offer announced and Prospectus, ASX Announcement and updated Appendix 3B lodged with ASX (Lodgement Date)	0	Thursday, 11 April 2024 (pre-open)
Inform existing Option holders they cannot participate in the Offer without first exercising their Options Inform Ineligible Shareholders that they cannot participate in the Offer	0	Thursday, 11 April 2024 (pre-open)
"Ex" date (date from which securities commence trading without the entitlement to participate in the Offer)	2	Monday, 15 April 2024
Record Date to determine entitlements	3	Tuesday, 16 April 2024 (7.00pm)
Dispatch of Offer Document (and announces that this has occurred) and Opening Date	6	Friday, 19 April 2024
Last date to extend Entitlement Offer closing date	10	Friday, 26 April 2024 (before 12 noon)
Closing Date	13	Wednesday, 1 May 2024 (5.00pm)
Securities quoted on a deferred settlement basis	14	Thursday, 2 May 2024 (from market open)
Notification to Underwriter of the Shortfall Securities (Shortfall Notice Deadline Date)	16	Monday, 6 May 2024
Settlement Date	16	Monday, 6 May 2024
Announce results of Entitlement Offer	18	Wednesday, 8 May 2024 (before 12 noon)
Issue date of Offer Shares, Offer Options, Placement Options and Underwriter Options and end of deferred settlement trading	18	Wednesday, 8 May 2024 (before 12 noon)
Company lodges an Appendix 2A with ASX for the Offer Shares. Company lodges an Appendix 2A with ASX for the Offer Options, Placement Options and Underwriter Options	18	Wednesday, 8 May 2024 (before 12 noon)
Commencement of trading of Offer Shares and, subject to satisfaction of the ASX Listing Rule conditions, the Offer Options, Placement Options and Underwriter Options	19	Thursday, 9 May 2024
Despatch of holding statements for Offer Shares, Offer Options, Placement Options and Underwriter Options		As soon as reasonably practicable after allotment of securities

Underwriting Agreement	Page 41

Annexure C	Underwriter Option Terms

(a)	The Underwriter Options will be exercisable at an exercise price of $0.20.

(b)

The Underwriter Options will vest immediately on issue, and will expire at 5.00pm (Melbourne, Australia time) on the date which is 3 years after the date of issue. Any Options not exercised prior to the expiry date will automatically expire at this time.

(c)	Each Underwriter Option entitles the holder to subscribe for one CHESS depositary interest over a fully paid share in the Company (CDI) upon exercise of that Underwriter Option.

(d)

The Underwriter Options may be exercised in tranches of any number and at any time, as the Underwriter in its absolute discretion sees fit, by written notice by the holder to the Company specifying the number of Options being exercised and in such other form as specified by the Company from time to time (Exercise Notice) and payment of the exercise price for each Underwriter Option.

(e)	An Exercise Notice is only effective when the Company has received the full amount of the Exercise Price in cleared funds.

(f)

The Underwriter Options may not be exercised by or for the account or benefit of any U.S. Person unless registered under the U.S. Securities Act or an exemption from such registration is available. If the optionholder is unable to certify that it is not a U.S. Person at the time of exercise, the exercise of the Underwriter Option will only be permitted upon the delivery to the Company of an opinion of United States legal counsel that is reasonably acceptable to the Company to the effect that the Underwriter Options and the underlying CDIs have been registered under the U.S. Securities Act or are exempt from registration thereunder. The optionholder must notify subsequent transferees of the exercise restrictions set forth herein.

(g)	Within 3 Business Days after the date on which an exercise notice takes effect, the Company must issue to the holder the CDIs to be issued on exercise of the Underwriter Options.

(h)	Each certificate representing the the Underwriter Options and CDIs issued on exercise of the Underwriter Options or underlying shares (as applicable) will bear the following legend:

“THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN, AND WILL NOT BE, REGISTERED UNDER THE US SECURITIES ACT OF 1933, AS AMENDED (THE “US SECURITIES ACT”) OR ANY SECURITIES ACTS OF ANY STATE OF THE UNITED STATES (THE “STATE ACTS”). THE SHARES ARE “RESTRICTED SECURITIES” AS DEFINED UNDER RULE 144(A)(3) UNDER THE US SECURITIES ACT AND MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED, DIRECTLY OR INDIRECTLY, WITHIN, INTO OR FROM THE UNITED STATES OR TO, OR FOR THE ACCOUNT OR BENEFIT OF, US PERSONS (AS DEFINED IN REGULATION S UNDER THE US SECURITIES ACT (“REGULATION S”)) EXCEPT IF SUCH TRANSFER IS EFFECTED (1) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULES 901 THROUGH 905 (INCLUDING THE PRELIMINARY NOTES) OF REGULATION S UNDER THE US SECURITIES ACT, (2) PURSUANT TO AN EFFECTIVE REGISTRATION UNDER THE US SECURITIES ACT AND ANY APPLICABLE STATE ACTS, OR (3) PURSUANT TO AN AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE US SECURITIES ACT (WHICH THE COMPANY IS UNDER NO OBLIGATION TO DO), IN EACH CASE IN ACCORDANCE WITH ALL APPLICABLE US FEDERAL AND STATE SECURITIES LAWS AND IN THE CASE OF (3) AN OPINION OF COUNSEL SHALL BE DELIVERED TO THE COMPANY (AND UPON WHICH THE COMPANY MAY RELY) REGARDING THE AVAILABILITY OF SUCH EXEMPTION. ANY OPTIONS REPRESENTED HEREBY MAY NOT BE EXERCISED BY OR FOR THE ACCOUNT OR BENEFIT OF ANY US PERSON UNLESS REGISTERED UNDER THE US SECURITIES ACT OR AN APPLICABLE EXEMPTION FROM SUCH REGISTRATION REQUIREMENT IS AVAILABLE. HEDGING TRANSACTIONS INVOLVING THE COMMON STOCK OF THE COMPANY MAY NOT BE CONDUCTED, DIRECTLY OR INDIRECTLY, UNLESS IN COMPLIANCE WITH THE US SECURITIES ACT. THE COMPANY IS REQUIRED BY UNITED STATES SECURITIES LAWS TO REFUSE TO REGISTER ANY TRANSFER OF SHARES NOT MADE IN ACCORDANCE WITH THE ABOVE RESTRICTIONS.”

Underwriting Agreement	Page 42

(i)

CDIs issued on exercise of the Underwriter Options rank equally with the then issued CDIs of the Company. A CDI issued on exercise of an Underwriter Option is only entitled to receive a dividend where the Underwriter Option has been exercised and the CDI is issued on or before the record date for that dividend.

(j)

The Company will issue the Underwriter Options under the Prospectus and make an application to ASX for quotation of the Underwriter Options and comply with any on-sale disclosure requirements regarding the Underwriter Options within 3 Business Days of the issue of the Underwriter Options.

(k)

The issue of Options is not conditional on ASX granting quotation of the Underwriter Options. If ASX does not grant quotation of the Underwriter Options, the Company will have issued the Underwriter Options on the proposed issue date on an unquoted basis.

(l)

Once quoted on ASX, the Underwriter Options may be transferred at any time by the holder subject to the FOR Facility and in accordance with all applicable securities laws of any state or other jurisdiction of the United States, including any restrictions applicable to the holder resulting from the holder’s status as an “affiliate” of the Company within the meaning of Rule 405 under the U.S. Securities Act. The Underwriter Options and the CDIs have not been registered under the U.S. Securities Act, and may not be offered, sold, pledged or otherwise transferred except in accordance with Regulation S, pursuant to registration under the U.S. Securities Act or pursuant to an available exemption from registration. The holder of Underwriter Options must notify subsequent transferees of the transfer restrictions set forth herein.

(m)

The number of CDIs to be delivered in respect of each Underwriter Option or the amount payable, if any, by the holder in respect of CDIs to be delivered to the holder will be reorganised in accordance with the Listing Rules as applicable to Underwriter Options at the time of any such reorganization (if the Company is listed on the ASX), or otherwise as determined by the Board.

(n)

In the event the Company proceeds with a pro rata issue (except a bonus issue) of securities to UBI securityholders after the date of issue of the Underwriter Options, the exercise price of the Underwriter Options may be reduced in accordance with the formula set out in the ASX Listing Rules from time to time.

(o)

However, notwithstanding the foregoing, the exercise price of the Underwriter Options, or number of CDIs to be delivered in respect of each Underwriter Option or the amount payable, shall not be reduced or otherwise adjusted in connection with the Entitlement Offer currently intended to be undertaken by the Company.

(p)

Except as required by the Listing Rules, if the Company makes a pro rata issue of securities, bonus issue of securities or other new issue of securities, the Company must notify the holder in writing on the earlier of 20 Business Days prior to the closing date, and 5 Business Days prior to the record date, of any such issue to enable the holder to exercise the Underwriter Options prior to that date, and participate in the issue if the holder elects to do so.

(q)

The holder may only participate in new issues of CDIs (and underlying shares in the Company) by reason of Underwriter Option if the holder exercises that Underwriter Option and becomes the holder of CDIs (or underlying shares) on or prior to the record date for the new issue of CDIs (or underlying shares).

(r)

Other than as provided for above, the Underwriter Options do not confer any right upon the optionholder to a change in the exercise price of each Underwriter Option or a change in the number of CDIs over which each Underwriter Option can be exercised.

Underwriting Agreement	Page 43